UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

April 27, 2010 (April 21, 2010)

(Date of earliest event reported)

GLOBAL GEOPHYSICAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34709	05-0574281
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

13927 South Gessner Road

Missouri City, TX 77489

(Address of principal executive offices)

(713) 972-9200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement

Underwriting Agreement

On April 21, 2010, Global Geophysical Services, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC and Barclays Capital Inc., as representatives of the several underwriters named therein (collectively, the “Underwriters”), providing for the offer and sale in a firm commitment offering of 7,500,000 shares of the Company’s common stock, par value $0.01 (the “Common Stock”), of which 500,00 shares were sold by selling stockholders, at a public offering price of $12.00 per share. Pursuant to the Underwriting Agreement, the Company and the selling stockholders granted the Underwriters a 30-day option to purchase up to an additional 625,000 shares and 500,000 shares of Common Stock, respectively, to cover over-allotments.

The transactions contemplated by the Underwriting Agreement were consummated on April 27, 2010. The Company estimates its net proceeds from this offering will be approximately $76.4 million after deducting underwriting discounts, fees and offering expenses. As described in the Company’s final prospectus dated April 22, 2010 (the “Prospectus”) contained in its Registration Statement on Form S-1 (File No. 333-162540), the Company will use the net proceeds of the offering to pay down indebtedness, for anticipated capital expenditures and for general working capital purposes. The Company will not receive any of the proceeds from the sale of the Common Stock sold by the selling stockholders.

A copy of the Underwriting Agreement is included as Exhibit 1.1 hereto and is incorporated herein by reference. This summary description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement included as Exhibit 1.1.

Note Purchase Agreement

On April 22, 2010, the Company entered into a Purchase Agreement (the “Purchase Agreement”) with Barclays Capital Inc., Credit Suisse Securities (USA) LLC and Banc of America Securities LLC, as representatives of the initial purchasers (the “Initial Purchasers”), relating to the offer and sale by the Company of $200 million aggregate principal amount of its 10-1/2% senior notes due 2017 (the “Notes”).  The Company expects to receive net proceeds from the offering of approximately $189.0 million after deducting the Initial Purchasers’ discounts, offering expenses and original issue discount. The issuance of the Notes occurred on April 27, 2010. The Notes were offered and sold to the Initial Purchasers and resold only to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and in offshore transactions in reliance on Regulation S under the Securities Act.

The Notes are a general unsecured, senior obligation of the Company. The Notes are unconditionally guaranteed as to principal, premium, if any, and interest by the Company’s domestic subsidiaries (the “Guarantors”) on a senior unsecured basis.

The Company plans to use the proceeds from the offering and sale of the Notes to repay current outstanding indebtedness, for anticipated capital expenditures and for general working capital purposes.

The summary of the foregoing transaction is qualified in its entirety by reference to the Purchase Agreement, which is included as Exhibit 10.1 hereto and incorporated herein by reference. This summary description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement included as Exhibit 10.1.

On April 27, 2010, in connection with the offering of the Notes, the Company entered into (i) an Indenture with The Bank of New York Mellon Trust Company, N.A., (the “Trustee”), and (ii) a Registration Rights Agreement with the Initial Purchasers. The following is a brief summary of the material terms and conditions of the Indenture and the Registration Rights Agreement.

Indenture

The Company and the Guarantors entered into an Indenture with the Trustee, pursuant to which the Company issued the Notes at a price equal to 97.009% of their face value.

Interest — The Notes will bear interest from April 27, 2010 at a rate of 10-1/2% per annum. The Company will pay interest on the Notes semi-annually, in arrears, on May 1 and November 1of each year, beginning November 1, 2010.

Principal and Maturity — The Notes were issued with a $200 million aggregate principal amount and will mature on May 1, 2017.

Guarantees — The Notes are unconditionally guaranteed, jointly and severally and on a senior, unsecured basis, by the Guarantors.

Optional Redemption by the Company — At any time prior to May 1, 2013, the Company may redeem up to 35% of the aggregate principal amount of the Notes with the net cash proceeds of certain equity offerings at a redemption price of 110.500% of the aggregate principal amount of the Notes redeemed if at least 65% of the aggregate principal amount of the Notes remains outstanding immediately after such redemption and the redemption occurs within 90 days of the closing date of such equity offering. On or after May 1, 2014, the Company may redeem the Notes at the following percentages of the original principal amount: (i) 105.250% from May 1, 2014 to April 30, 2015; (ii) 102.625% from May 1, 2015 to April 30, 2016; and (iii) 100% from May 1, 2016 and thereafter.

Repurchase Obligations by the Company — If there is a change of control of the Company (as defined in the Indenture), each holder of the Notes may require the Company to purchase their Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase.

Events of Default — The Indenture also contains events of default including, but not limited to, the following: (i) nonpayment; (ii) defaults in certain other indebtedness of the Company or the Guarantors; and (iii) the failure of the Company or the Guarantors to comply with their respective covenants in the event of a mandatory redemption, optional redemption, option to repurchase, or a merger, consolidation or sale of assets. Upon an event of default, the holders of the Notes or the Trustee may declare the Notes due and immediately payable.

Registration Rights Agreement

The Company entered into a Registration Rights Agreement with the Initial Purchasers, pursuant to which the Company and the Guarantors agreed to use commercially reasonable efforts to file and cause to become effective, on or before 180 days after April 27, 2010, an exchange offer registration statement that would offer to exchange the Notes for notes identical in terms (the “Exchange Notes”), except that the Exchange Notes would not be subject to transfer restrictions. In addition, in certain circumstances where holders of the Notes are not allowed to participate in the exchange offer, the Company has agreed to file a shelf registration statement registering the resale of the Notes by such holders. If the Company and the Guarantors fail to file a registration statement or if any such registration statement is not declared effective within the prescribed time periods, the Company will be required to pay additional interest to the holders of the Notes.

The foregoing summaries of the Indenture and the Registration Rights Agreement are qualified in their entirety by the terms of such agreements which are attached hereto as Exhibits 4.1 and 4.2, respectively, and incorporated herein by reference. This summary description of the Indenture and the Registration Rights Agreement is qualified in its entirety by reference to the Indenture and the Registration Rights Agreement included as Exhibits 4.1 and 4.2.

SECTION 5 — Corporate Governance and Management

Item 5.03. Amendment to Articles of Incorporation or Bylaws.

In connection with the consummation of the Company’s public offering of Common Stock, the Company amended and restated its Certificate of Incorporation to reflect the reorganization of its capital structure. Effective upon the closing of the Company’s public offering on April 27, 2010, all shares of Class A Common Stock, Class B Common Stock and Series A Convertible Preferred Stock of the Company automatically, without any action on the part of the holders thereof, were converted into Common Stock.

In connection with the consummation of the Company’s public offering of Common Stock, the Company also amended and restated its Bylaws to reflect the change in the Company’s capital structure.

The amendments to the Certificate of Incorporation and Bylaws were necessary to reflect the description of the Company’s capitalization contained in the Company’s Prospectus and are consistent with the exhibits of those documents filed with the registration statement of which the Prospectus is a part.

The Third Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company are included herewith as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

SECTION 7 — Regulation FD

Item 7.01. Regulation FD Disclosure.

On April 22, 2010, the Company issued a press release announcing that it priced the offering of 7,500,000 shares of Common Stock. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

On April 22, 2010, the Company issued a press release announcing the pricing of the offering of the Notes.  A copy of the press release is furnished as Exhibit 99.2 hereto and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 and Exhibit 99.2 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

SECTION 9 — Financial Statements and Exhibits

Item 9.01               Financial Statements and Exhibits.

(d)   Exhibits:

1.1

Underwriting Agreement dated as of April 21, 2010 among the Company, Credit Suisse Securities (USA) LLC and Barclays Capital Inc., as representatives of the several underwriters named therein, and the selling stockholders

3.1	Third Amended and Restated Certificate of Incorporation

3.2	Amended and Restated Bylaws

4.1	Indenture dated as of April 27, 2010, among the Company, The Bank of New York Mellon Trust Company, N.A., as trustee, and the Guarantors

4.2

Registration Rights Agreement dated as of April 27, 2010, among the Company, the Guarantors and Barclays Capital Inc., Credit Suisse Securities (USA) LLC and Banc of America Securities LLC, as representatives of the initial purchasers

10.1

Note Purchase Agreement dated as of April 22, 2010, among the Company, the Guarantors and Barclays Capital Inc., Credit Suisse Securities (USA) LLC and Banc of America Securities LLC, as representatives of the initial purchasers

99.1	Press Release dated April 22, 2010 relating to the initial public offering

99.2	Press Release dated April 22, 2010 relating to the Notes offering

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL GEOPHYSICAL SERVICES, INC.

April 27, 2010	By:	/s/ P. Mathew Verghese
P. Mathew Verghese
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Title of Document

1.1

Underwriting Agreement dated as of April 21, 2010 among the Company, Credit Suisse Securities (USA) LLC and Barclays Capital Inc., as representatives of the several underwriters named therein, and the selling stockholders

3.1	Third Amended and Restated Certificate of Incorporation

3.2	Amended and Restated Bylaws

4.1	Indenture dated as of April 27, 2010, among the Company, The Bank of New York Mellon Trust Company, N.A., as trustee, and the Guarantors

4.2

Registration Rights Agreement dated as of April 27, 2010, among the Company, the Guarantors and Barclays Capital Inc., Credit Suisse Securities (USA) LLC and Banc of America Securities LLC, as representatives of the initial purchasers

10.1

Note Purchase Agreement dated as of April 22, 2010, among the Company, the Guarantors and Barclays Capital Inc., Credit Suisse Securities (USA) LLC and Banc of America Securities LLC, as representatives of the initial purchasers

99.1	Press Release dated April 22, 2010 relating to the initial public offering

99.2	Press Release dated April 22, 2010 relating to the Notes offering